Exhibit 99.1
Banc One Credit Card Master Trust

Excess Spread Analysis—December 2002

Series	1996-A
Deal Size	$500 MM
Expected Maturity	04/15/2003

Yield	9.68%
Less: Coupon	1.65%
Servicing Fee	1.34%
Net Credit Losses	3.11%
Excess Spread:
December-02	3.58%
November-02	4.54%
October-02	5.60%
Three Month Average Excess Spread	4.57%

Delinquency:
30 to 59 Days	1.85%
60 to 89 Days	1.21%
90+ Days	2.46%
Total	5.52%

Payment Rate	13.04%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.